UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A-1
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

  AMERICAN BIO MEDICA CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY     12106

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABMC	Over-the-counter-Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01
OTHER EVENTS

As previously disclosed, the Company relied on the order (the “SEC Order”) issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (Release No. 34-88465) pursuant to the SEC’s authority under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”) granting exemptions from certain provisions of the Exchange Act and the rules thereunder related to the reporting requirements for certain public companies, subject to the satisfaction of certain conditions, to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”). The Company filed its Form 10-K on June 26, 2020.

The Company relied on the same SEC order to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”) which afforded the Company until July 6, 2020 (which included a 5 day filing extension under Form 12b-25 filed on June 29, 2020). Unfortunately, the Company was not able to timely file the Form 10-Q for the period ended March 31, 2020 without unreasonable effort and expense.

The Company immediately began the quarterly review process for the period ended June 30, 2020 upon filing the Form 10-Q for the quarter ended March 31, 2020 on July 31, 2020. Under normal circumstances, the Form 10-Q for the period ended June 30, 2020 would be due by August 14, 2020. The Company filed a Form 12b-25 on August 14, 2020 indicating it would utilize the standard extension afforded under the filing and make every effort to file the Form 10-Q for the quarter ended June 30, 2020 by August 21, 2020. The Company also indicated in the Form 12b-25 that it was unsure whether the Company could file by August 21, 2020 given the short period of time since its last filing.

The Company is a smaller reporting company that has been impacted by current global conditions. This has put additional strain on the already limited resources of most small public companies. The Company will not be able to file the Form 10-Q for the period ended June 30, 2020 by August 21, 2020. The Company has a long track record of compliance and is doing everything possible to get back in compliance with its financial filings. The Company does expect to file the Form 10-Q for the period ended June 30, 2020 shortly after the extended filing deadline. After the filing of the Form 10-Q for the quarter ended June 30, 2020, the Company does expect to stay in compliance with its periodic reports requirements and restore its past solid record of compliance.

 Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our future financial or business performance or strategies, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties (which are further disclosed in our periodic reports), as well as the possible impact of the COVID-19 pandemic on our business, employees, consultants, service providers, shareholders, investors and creditors, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Date: August 20, 2020	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer) Principal Financial Officer